UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

ZEECOL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53379	26-1133266
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

57a Nayland Street

Sumner, Christchurch 8081

New Zealand

(Address of Principal Executive Offices)

Registrant’s telephone number: (347) 709-6963

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2017, Zeecol International, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Crown Bridge Partners, LLC (“Crown Bridge”) for the sale a $45,000 convertible note (the “Note”).

The closing of the transaction took place on June 6, 2017, and the Company received $41,000 in proceeds from the sale of the Note.

The Note is due and payable on May 31, 2018. The Note will accrue interest at the rate of 5% per annum, unless an Event of Default (as defined in the Note) occurs. If an Event of Default occurs, the Note shall become immediately due and payable and the Company shall pay to Crown Bridge an amount equal to 150% multiplied by the then outstanding entire balance of the Note (including principal and accrued and unpaid interest).

The Note shall be convertible into a number of shares of Company common stock (“Common Stock”) and is convertible at any time following the date of issuance of the Note. The conversion price (the “Conversion Price”) of the Note shall be 61% of the Market Price, defined as the lowest trading price for the Common Stock during the twenty (20) trading day period ending on the latest complete trading day prior to the date of conversion. The Conversion Price is subject to adjustments as set forth in the Note. If, at the time the Note is outstanding, the Company issues a security that is issued or convertible into another security at a discount to market greater than Conversion Price in effect at that time, then the Conversion Price shall be automatically adjusted to such greater discount percentage. In no event, unless such right is waived by Crown Bridge, shall a conversion of the Note occur wherein such conversion results in beneficial ownership by Crown Bridge and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company.

If at any time while the Note is outstanding, the Company effectuates a reverse split with respect to the Common Stock, then a liquidated damages charge of 15% of the outstanding principal balance of the Note at that time will be assessed and will become immediately due and payable to Crown Bridge. If at any time while the Note is outstanding, the Company has a bona fide offer of capital or financing from any 3rd party that the Company intends to act upon, then the Company must first offer such opportunity to Crown Bridge to provide such capital or financing to the Company on the same terms as each respective 3rd party’s terms. The Company also granted to Crown Bridge piggyback registration rights with respect to the shares of Common Stock in which the Note is convertible into, so long as the Note is outstanding.

The Company has the right to prepay the note within the 180 day period following the date of issuance of the note at certain prepayment premiums ranging from 120% to 140% of the then outstanding principal and interest on the note.

In connection with the sale of the note, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing summary of the terms of the Purchase Agreement and the note are subject to, and qualified in their entirety by, such documents attached hereto as Exhibit 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	Form of Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zeecol International, Inc.
Date: June 6, 2017
	By:	/s/ William Mook
	Name:	William Mook
	Title:	Chief Executive Officer